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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934

                                  April 2, 2002
                Date of Report (Date of earliest event reported)


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                              NEOTHERAPEUTICS, INC.

             (Exact name of registrant as specified in its charter)


            DELAWARE                   000-28782               93-0979187
  (State or other Jurisdiction  (Commission File Number)     (IRS Employer
        of Incorporation)                                Identification Number)

      157 TECHNOLOGY DRIVE                                      92618
       IRVINE, CALIFORNIA                                     (Zip Code)
 (Address of principal executive
            offices)

                                 (949) 788-6700
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 9. REGULATION FD DISCLOSURE

        NeoTherapeutics, Inc. is holding a conference call on Tuesday, April 2, 2002, at 10:30 a.m. Eastern Time to discuss issues and answer questions regarding its Form 10-K filing. Those wishing to participate should call
888.552.7850. In addition, a replay of this conference call will be available on it's website at www.neot.com. NeoTherapeutics, Inc. is furnishing the information contained in this Current Report on Form 8-K pursuant to the Securities and Exchange Commission's Regulation FD. The following is an unofficial transcript of the conference call:

Welcome to our conference call.

With me, I have Dr. Scott Wieland, Vice President Regulatory Affairs and Compliance and John McManus, Vice President Investor Relations and Financial Development, who will be making some comments later. Sam Gulko, our Senior Vice President, Finance is also available for questions. Dr. Shrotriya is not with us today since he is in Europe on Business. We scheduled this call to clarify several issues prior to me departing for Europe this week to further our Strategic Alliance discussions.

This presentation contains forward-looking statements regarding future events and the future performance of NeoTherapeutics and our subsidiaries that involve risks and uncertainties that could cause actual results to differ materially. These risks are described in further detail in the Company's reports filed with the Securities and Exchange Commission. For additional Company information, visit the NeoTherapeutics web site at www.neot.com.

Today we will be filing our Form 10-K for our fiscal year ended December 31, 2001. The results from operations and balance sheet figures were the same as those released several weeks ago.

As those of you who have followed our company already know, NeoTherapeutics has not reported any significant revenues and has been dependent on the sale of equity, from time to time, to support our operations. Since January 2001, we have raised $35.8 million of which $6.2 million has been raised since the beginning of 2002. Since inception, we have raised $138 million. As our issued and outstanding shares now total 26.9 million shares, thus we have sold stock at an average price of $5.12 per share since inception.

Management has always believed that raising funds as they are needed has minimized dilution to our existing shareholders.

Raising only the amount of funds needed to support operations over shorter periods was always balanced against the need to demonstrate the confirmed viability of the company for the 12 months going forward to allow our auditors to give us unqualified opinions.

Over the past several years, we have accomplished this by putting into place, in addition to our cash on hand, financing instruments that were firm commitments by the investors. Those financing instruments were costly (1) in terms of what we had to pay to obtain them, (2) the potential impact they would have if we did indeed exercise them and (3) the limitations they imposed upon our obtaining financing from other sources.

Over the past several years, we did not have to exercise them, but the impact of their potential overhang on the market has been a strong negative factor on our stock price.

A year ago, we committed ourselves to our shareholders that we would not use any financing vehicles that would include re-pricing, resets or would have incentives for investors to push our stock price down. We have tried to maintain that position and we do not believe that now is the time to change this commitment. Therefore, we have chosen not to implement or accept any financing vehicle that may have those elements, that would be detrimental to our shareholders, and therefore we will be filing our Form 10-K with a qualified opinion from our auditors.

Our ability to continue operations as a "going concern" has always been predicated on our ability to raise adequate financing. That has not changed. Our dependence on fundraising activities was disclosed in a risk factor contained in our IPO filing in September 1996 and has been included in every financial statement filed since 1996.

Inclusion of a few words in our auditor's opinion does not change our company and we are unwilling to break our commitment to our shareholders to refrain from counter-productive financing vehicles.


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At the present time, we have about our usual cash position, which we always had, that is about 3 -- 4 months operation cash.

What do we intend to do to raise additional money?

We have the Cantor Fitzgerald agreement which provides for sale of common stock from our shelf-registration.

But we believe that it may not be necessary to sell stock until after the results from our pivotal study are available by mid-May.

In addition, we have active Strategic Alliance negotiations on-going with more potential partners than at any other time in the company's history. Those negotiations involve separate discussions for Neotrofin, our severe dementia product AIT-034, our attention deficit drug NEO-339 as well as our anti-psychotic drug platform, and our cancer drugs. All of those negotiations are based upon data in hand and they are not conditional upon clinical or future pre-clinical results. Successful completion of any one of those deals could eliminate our need to go to the public market to raise capital. It could also allow us to avoid a "going concern" qualification to our future-audited financial statements.

I would like now to ask Dr. Scott Wieland to give some insight into the Alzheimer's disease pivotal trial.

Dr. Wieland.

Thanks, Dr. Glasky.

I hope it is clear to everyone that no one knows the results of the pivotal Alzheimer's clinical trial at this time.

I think it is important to appreciate that we continue to receive enthusiastic reports of clinical improvement of patients in our Alzheimer's disease clinical study as well as the studies in patients with Parkinson's disease, spinal cord injury and chemotherapy-induced neuropathy. However, it is prudent science to collect all the data and analyze it appropriately before we declare any specific clinical response to our drug, Neotrofin.

I would now like to ask John McManus to address a number of issues that have been in the minds of our investors.

John.

Thank you, Dr. Wieland.

Many people have viewed the diversification strategy of the past 15 months as a indicator of our lack of confidence in the outcome of our pivotal study. We believe diversification is GOOD BUSINESS, not a plan for failure.

In summary, management continues to remain confident in the viability of Neotrofin, and the commercializability of many of our current drug candidates. We continue to be confident of our ability to acquire the funds necessary to run our business. And we continue to be perplexed by the market valuation attributed to our company when we have achieved and developed so much of worth. We believe that the course we have set is the correct strategy to build value and that in time the financial community will recognize our real value.

Thank you for your time, attention and interest in NeoTherapeutics and I will now open this call for questions.


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         NEOTHERAPEUTICS, INC.


Date:   April 2, 2002                    By:    /s/ Samuel Gulko
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                                         Name:  Samuel Gulko
                                         Title: Senior Vice President, Finance,
                                                Chief Financial Officer,
                                                Secretary and Treasurer